Exhibit 99.1

Williams (NYSE: WMB)
One Williams Center
Tulsa, OK 74172
800-Williams
www.williams.com

DATE: July 31, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4024	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Reports Second-Quarter 2013 Financial Results, Updates Guidance

—	Second-Quarter Net Income Is $142 Million, $0.21 per Share

—	Adjusted Income $129 Million or $0.19 per Share; Down Slightly vs. Year-Ago, Driven by 44% Lower NGL Margins; Offset by Higher Fee Revenues and Olefin Margins at WPZ

—	Adjusted Segment Profit $431 Million; Fee-Based Revenues Up 9% vs. Year-Ago

—	Expecting 60% Growth in 2013 to 2015 Adjusted Segment Profit + DD&A; Supporting 20% Annual Cash-Dividend Growth Guidance in Same Period

—	Bluegrass Pipeline Project Added to Guidance

Quarterly Summary Financial Information	2Q 2013		2Q 2012
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
(Unaudited)

Income from continuing operations	$149	$0.22	$133	$0.21
Income (loss) from discontinued operations	(7)	(0.01)	(1)	—

Net income	$142	$0.21	$132	$0.21

Adjusted income from continuing operations*	$129	$0.19	$138	$0.22

Year-to-Date Summary Financial Information	YTD 2013		YTD 2012
	millions	per share	millions	per share

Income from continuing operations	$311	$0.45	$420	$0.68
Income (loss) from discontinued operations	(8)	(0.01)	135	0.22

Net income	$303	$0.44	$555	$0.90

Adjusted income from continuing operations*	$281	$0.41	$374	$0.61

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 1 of 13

TULSA, Okla. — Williams (NYSE: WMB) announced unaudited second-quarter 2013 net income attributable to Williams of $142 million, or $0.21 per share on a diluted basis, compared with net income of $132 million, or $0.21 per share on a diluted basis for second-quarter 2012.

The increase in second-quarter 2013 net income was primarily due to an increase in fee revenues at Williams Partners that were substantially offset by lower commodity margins. Williams NGL & Petchem Services’ results improved as a result of higher product sales volumes in Canada.

For the first half of 2013, Williams reported net income of $303 million, or $0.44 per share on a diluted basis, compared with net income of $555 million, or $0.90 per share, for the same time period in 2012.

The decline in net income for the first half of 2013 was primarily due to sharply lower NGL margins and ethane rejection at Williams Partners, as well as the absence of $207 million of income in first-quarter 2012 associated with the sale of certain of the company’s former Venezuela operations, of which $144 million was recorded within discontinued operations.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations for second-quarter 2013 was $129 million, or $0.19 per share, compared with $138 million, or $0.22 per share for second-quarter 2012. Year-to-date through June 30, adjusted income from continuing operations was $281 million, or $0.41 per share, compared with $374 million, or $0.61 per share.

During the second quarter and the first half of 2013, lower NGL margins at Williams Partners, including the effects of system-wide ethane rejection, drove the decline in adjusted income from continuing operations. Costs increased related to growth in the business and acquisitions in 2012. These were partially offset by higher fee-based revenues and higher olefins production margins.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. A reconciliation to the most relevant GAAP measure is attached to this news release.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 2 of 13

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“We’re pleased to report a solid second quarter primarily due to continued growth in our fee-based business, which more than offset both lower commodity margins and the impact of downtime at the Geismar facility.

“At Geismar, I’m extremely proud of the progress our people have made in a relatively short amount of time to assess the damage from the incident and begin mobilizing comprehensive repair and expansion plans to achieve our April 2014 target in-service date.

“Elsewhere in our business, we continue to execute on our strategy to grow cash flow by developing a large portfolio of primarily fee-based projects at Williams Partners as demonstrated by major projects completed and brought into service on time and on budget in the second quarter. Those newly in-service projects include a major expansion of the Transco natural gas pipeline in the Southeast U.S. and the installation of our third train at our Fort Beeler gas-processing complex in the Northeast U.S.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services, Access Midstream Partners, and Other.

The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ); Williams NGL & Petchem Services includes the results of Williams’ Canadian midstream businesses; and Access Midstream Partners includes the company’s equity earnings from its 50-percent interest in privately held Access Midstream Partners GP, L.L.C. and an approximate 23-percent limited-partner interest in Access Midstream Partners, L.P. (NYSE: ACMP). Prior period segment results have been recast to reflect Williams Partners’ acquisition of Williams’ Gulf Olefins business, which was completed in November 2012.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 3 of 13

Consolidated Segment Profit (Loss)	2Q		YTD
Amounts in millions	2013	2012	2013	2012

Williams Partners	$403	$391	$859	$942
Williams NGL & Petchem Services	22	16	58	56
Access Midstream Partners *	29	—	29	—
Other	2	1	(3)	60

Total Consolidated Segment Profit	$456	$408	$943	$1,058

Adjusted Consolidated Segment Profit (Loss)**	2Q		YTD
Amounts in millions	2013	2012	2013	2012

Williams Partners	$404	$404	$854	$956
Williams NGL & Petchem Services	22	16	58	56
Access Midstream Partners *	3	—	3	—
Other	2	1	(3)	7

Total Adjusted Consolidated Segment Profit	$431	$421	$912	$1,019

*	Segment results for Access Midstream Partners for 2Q and YTD 2013 includes $15 million and $32 million, respectively, of non-cash amortization of the difference between the cost of Williams’ investment and the company’s underlying share of the net assets of Access Midstream Partners.
**	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measure) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquids fractionation; olefins production; and oil transportation.

For second-quarter 2013, Williams Partners reported segment profit of $403 million, compared with $391 million for second-quarter 2012.

The increase in Williams Partners’ segment profit during second-quarter 2013 is primarily due to an increase in transportation, gathering and processing fee revenues and higher olefin and marketing margins. Lower NGL margins substantially offset these gains.

Year-to-date through June 30, Williams Partners reported $859 million in segment profit, compared with $942 million for the same period in 2012.

The decline in Williams Partners’ segment profit for the first half of the year is primarily due to a decline in NGL margins and increased operating costs. Higher fee revenues and higher olefin margins, particularly higher ethylene margins at Geismar, helped mitigate the impact of the lower NGL margins and the operating costs, despite the impact of Geismar downtime in June.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 4 of 13

There is a more detailed description of Williams Partners’ business results in the partnership’s second-quarter 2013 financial results news release, also issued today.

Williams Partners	2012				2013
Key Operational Metrics	1Q	2Q	3Q	4Q	1Q	2Q	2Q Change
							Year-over-year	Sequential
Fee-based Revenues (millions)	$651	$647	$659	$694	$684	$704	9%	3%
NGL Margins (millions)	$242	$189	$167	$154	$121	$105	-44%	-13%
Ethane Equity sales (million gallons)	176	166	163	141	23	37	-78%	61%
Per-Unit Ethane NGL Margins ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.03	$0.02	-91%	-33%
Non-Ethane Equity sales (million gallons)	132	129	138	138	123	128	-1%	4%
Per-Unit Non-Ethane NGL Margins ($/gallon)	$1.36	$1.17	$1.07	$1.08	$0.97	$0.83	-29%	-14%
Olefin Margins (millions)	$74	$70	$77	$77	$118	$88	26%	-25%
Geismar ethylene sales volumes (millions of lbs.)	284	250	263	261	246	211	-16%	-14%
Geismar ethylene margin ($/pound)	$0.18	$0.20	$0.22	$0.23	$0.37	$0.33	65%	-11%

Williams NGL & Petchem Services

Williams NGL & Petchem Services primarily includes Williams’ midstream operations in Canada, including an oil sands offgas processing plant near Fort McMurray, Alberta and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater, Alberta. Williams NGL & Petchem Services also includes Bluegrass Pipeline.

Williams NGL & Petchem Services reported segment profit of $22 million for second-quarter 2013, compared with $16 million for second-quarter 2012.

Segment profit increased primarily due to higher NGL product margins in Canada primarily from higher sales volumes, as a result of the absence of the impact of filling the Boreal Pipeline, which occurred in June 2012. This increase in segment profit was partially offset by higher operating and maintenance costs.

For the first half of 2013, Williams NGL & Petchem Services reported segment profit of $58 million, compared with $56 million for the first half of 2012.

The slight increase in segment profit for the first half of 2013 was primarily due to higher NGL product margins from higher sales volumes, offset by lower average per-unit margins and higher operating and maintenance costs.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 5 of 13

Access Midstream Partners

The segment results for Access Midstream Partners in the second quarter 2013 included $18 million of equity earnings recognized from Access Midstream Partners, L.P., offset by $15 million non-cash amortization of the difference between the cost of Williams’ investment and the company’s underlying share of the net assets of Access Midstream Partners, L.P.

In addition, segment profit in the second quarter of 2013 includes a non-cash gain of $26 million resulting from Access Midstream Partners, L.P.’s equity issuance in April 2013. Access Midstream Partners, L.P. reported second-quarter adjusted EBITDA of $207 million, up 71.1 percent from second-quarter 2012. During second-quarter 2013, Williams received a regular quarterly distribution of $22 million from Access Midstream Partners, L.P.

For the first half of 2013, segment profit includes $35 million of equity earnings, offset by $32 million noncash amortization of the difference between the cost of our investment and our underlying share of the net assets. The year-to-date 2013 results also include the $26 million gain resulting from Access Midstream Partners L.P.’s equity issuance.

Other

The decline in segment profit for the first half of 2013 in the Other segment is primarily due to the absence of the gain of $53 million recognized in 2012 related to the 2010 sale of the company’s Accroven investment in Venezuela. This gain has been excluded from the adjusted segment profit for Other.

2Q Key Operational Achievements

Williams NGL & Petchem Services

—

Williams and Boardwalk Pipeline Partners, LP executed a joint venture agreement to pursue development of the Bluegrass Pipeline as well as related NGL fractionation and storage. The Bluegrass Pipeline will transport natural gas liquids from the Marcellus and Utica shale plays to the rapidly expanding petrochemical and export complex on the U.S. Gulf Coast, as well as the developing petrochemical market in the Northeast U.S. In June, the Williams’ board approved the project.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 6 of 13

Williams Partners

Northeast G&P

—

Steadily increased the Northeast gathered volumes reaching a new monthly average record of 1.83 Bcf/d in June 2013. Gathered volumes in second-quarter 2013 increased 76 percent from second-quarter 2012. As planned, we placed into service three condensate pump stations in the second quarter to maximize liquids to Moundsville and four central receipt points in the first half of 2013.

—	Completed the expansion of TXP III, the third turbo-expander at the Fort Beeler facility, adding 200 MMcf/d of processing capacity during the second quarter of 2013.

—	Expansions to the Susquehanna Supply Hub gathering system continues to keep pace with Cabot Oil & Gas Corporation, which recently announced it would add a sixth rig in the Marcellus in August 2013.

Atlantic-Gulf

—	Reached an agreement in principle settling all issues in Transco’s rate case.

—	Executed another tie-back agreement for Devils Tower with strong potential for additional tie-back agreements.

—

Placed into service the second phase of the Mid-South Expansion, adding 130,000 dekatherms per day of capacity from Transco’s Station 85 to the Cardinal interconnection near Transco’s Station 160 in North Carolina. The company placed into service the first phase of the expansion (95,000 dekatherms per day) in the fall of 2012. The expansion provides natural gas service to power generators in North Carolina and Alabama as well as a local distribution company in Georgia.

—

Filed an application with the Federal Energy Regulatory Commission (FERC) seeking approval to construct the Constitution Pipeline, a 120-mile pipeline which will connect natural gas production in northeastern Pennsylvania with northeastern markets by 2015. The Constitution Pipeline has been designed to transport up to 650,000 dekatherms of natural gas per day (enough natural gas to serve approximately 3 million homes) from Williams Partners’ gathering system in Susquehanna County, Pa., to the Iroquois Gas Transmission and Tennessee Gas Pipeline systems in Schoharie County, N.Y.

West

—	Achieved a new quarterly average daily inlet volume throughput record of 466 MMcf/d at Willow Creek in the second quarter.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • June 31, 2013	Page 7 of 13

Guidance

The company continues to expect to increase the full-year dividend it pays shareholders by 20 percent in each 2013, 2014 and 2015 – to per-share amounts of $1.44, $1.75 and $2.11, respectively. Williams’ full-year dividend for 2012 was $1.20 per share. The expected quarterly increases in Williams’ dividend are subject to quarterly approval of Williams’ board of directors. Williams has paid a common stock dividend every quarter since 1974.

Williams expects strong cash flow growth from Williams Partners, Williams NGL & Petchem Services and Access Midstream Partners to drive 20 percent annual cash dividend growth.

Williams previously agreed to waive incentive distribution rights of up to $200 million. Williams’ support is expected to boost Williams Partners cash coverage for 2013. Due to the Williams Partners’ strong second-quarter performance, none of the $200 million has been waived to-date; however, the guidance presented below assumes that the full $200 million will be utilized in conjunction with the upcoming Williams Partners cash distributions for the third and fourth quarters of 2013. The IDR waivers provide Williams Partners with short-term cash distribution support as a large platform of growth projects moves toward completion and as Geismar returns to operations.

Williams Partners’ Geismar plant is expected to be out of service until April 2014 as a result of the incident on June 13, 2013. Williams Partners has $500 million of combined business interruption and property damage insurance related to this event (subject to deductibles and other limitations) that is expected to significantly mitigate the financial loss. The company’s current estimate of uninsured business interruption loss, property damage loss and other losses totals $95 million. The company currently estimates $384 million of cash recoveries from insurers related to business interruption losses.

Under generally accepted accounting principles we expect to recognize insurance recovery amounts as income when agreed to in writing by insurers or paid in cash. As such, Williams Partners L.P.’s adjusted segment profit, distributable cash flow and cash coverage have been adjusted to accrue assumed business interruption insurance recoveries while unadjusted GAAP amounts reflect estimated timing of written agreements with or cash recoveries from insurers. GAAP financial guidance assumes a 60 day lag from period of business interruption loss to related income recognition.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 8 of 13

Williams Partners’ preliminary damage assessment and preliminary repair plan indicates an estimated cost of $102 million to repair the plant. The company expects to complete the plant repairs, turnaround and expansion and resume operations by April 2014. The assumed expanded plant restart date and repair cost estimate are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. The assumed property damage and business interruption insurance proceeds are also subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions.

Williams Partners L.P.
Geismar incident: Projected business interruption insurance proceeds and income recognition*
Amounts in millions	2013	2014	Total

Estimated business interruption (BI) proceeds (adjusted segment profit and DCF basis **)	$177	$207	$384
Adjustment for expected timing lag in BI cash recoveries and GAAP income recognition	(125)	125	0

Estimated BI proceeds - GAAP basis	$52	$332	$384

*	Total projected financial impact is $95 million, which is sum of the value of the 60-day waiting period on the BI insurance and other known policy limits and $13 million of additional deductibles. Includes an estimate of BI proceeds based on an assumption that the plant resumes operations April 2014. BI proceeds and related income recognition are assumed to lag actual realized business losses.

**	For Williams Partners, adjusted segment profit and distributable cash flow (DCF) are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are provided in William Partners L.P.’s news release.

Capital expenditures included in guidance have been adjusted to reflect the addition of the Bluegrass Pipeline as well as related fractionation and storage. The expected capital expenditures (included at our expected 50% ownership share) are reflected in the Williams NGL & Petchem Service segment in the guidance table below. Capital expenditure guidance has also been revised to reflect a number of timing shifts and other changes within the guidance period for several of Williams Partners’ previously announced projects. Finally, for the Williams NGL & Petchem Services segment, guidance has been updated to reflect changes related to the development timing of the Canadian PDH project.

Williams Partners is slightly lowering its 2013 and 2014 guidance for earnings and distributable cash flow primarily to reflect the expected financial impact of the Geismar incident as well as expected lower NGL processing margins. Guidance for 2015 remains unchanged despite expected lower NGL processing margins.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 9 of 13

Williams’ current commodity price assumptions and the corresponding guidance for its earnings and capital expenditures are displayed in the following table:

Commodity Price Assumptions and Financial
Outlook	2013			2014			2015
	Low	Mid	High	Low	Mid	High	Low	Mid	High
Commodity Price Assumptions
Ethane ($ per gallon)	$0.25	$0.26	$0.28	$0.23	$0.28	$0.33	$0.20	$0.30	$0.40
Propane ($ per gallon)	$0.89	$0.90	$0.91	$1.00	$1.10	$1.20	$1.00	$1.15	$1.30
Natural Gas - Henry Hub ($/MMBtu)	$3.66	$3.79	$3.91	$3.50	$4.00	$4.50	$3.75	$4.25	$4.75
Ethylene Spot ($ per pound)	$0.57	$0.60	$0.62	$0.48	$0.58	$0.68	$0.50	$0.60	$0.70
Propylene Spot ($ per pound)	$0.62	$0.64	$0.67	$0.49	$0.59	$0.69	$0.52	$0.62	$0.72
Crude Oil - WTI ($ per barrel)	$95	$98	$102	$75	$90	$105	$75	$90	$105

NGL to Crude Oil Relationship (1)	32%	31%	31%	39%	36%	34%	38%	38%	38%

Crack Spread ($ per pound) (2)	$0.46	$0.48	$0.50	$0.38	$0.46	$0.54	$0.42	$0.47	$0.53
Composite Frac Spread ($ per gallon) (3)	$0.42	$0.42	$0.43	$0.41	$0.45	$0.50	$0.38	$0.47	$0.57
Capital & Investment Expenditures (millions)
Williams Partners	$3,520	$3,720	$3,920	$2,460	$2,665	$2,870	$1,580	$1,755	$1,930
Williams NGL & Petchem Services	$565	$690	$815	$1,480	$1,715	$1,950	$1,945	$2,285	$2,625
Other Business Units	$60	$60	$60	$45	$45	$45	$20	$20	$20
Total Capital & Investment Expenditures	$4,145	$4,470	$4,795	$3,985	$4,425	$4,865	$3,545	$4,060	$4,575

Cash Flow from Operations (millions)	$1,925	$1,950	$1,975	$3,000	$3,125	$3,250	$3,175	$3,313	$3,450

Adjusted Segment Profit (millions) (5)
Williams Partners	$1,625	$1,665	$1,705	$2,125	$2,295	$2,465	$2,575	$2,805	$3,035
Williams NGL & Petchem Services	70	85	100	70	110	150	145	200	255
Access Midstream Partners	10	20	30	25	43	60	65	85	105
Other BU	0	0	0	40	40	40	75	75	75

Total Adjusted Segment Profit	$1,705	$1,770	$1,835	$2,260	$2,488	$2,715	$2,860	$3,165	$3,470

Adjusted Segment Profit + DD&A (millions) (5)
Williams Partners	$2,420	$2,480	$2,540	$3,005	$3,200	$3,395	$3,555	$3,810	$4,065
Williams NGL & Petchem Services	100	120	140	110	155	200	205	265	325
Access Midstream Partners (4)	75	85	95	85	103	120	125	145	165
Other BU	20	20	20	60	60	60	95	95	95

Total Adjusted Segment Profit + DD&A	$2,615	$2,705	$2,795	$3,260	$3,518	$3,775	$3,980	$4,315	$4,650

Adjusted Diluted Earnings Per Share (5)	$0.70	$0.75	$0.80	$1.00	$1.15	$1.30	$1.35	$1.55	$1.75

(1)	Calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Crack spread is based on Delivered U.S. Gulf Coast Ethylene and Mont Belvieu Ethane.

(3)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(4)	Amortization adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

(5)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Adjusted Segment Profit + DD&A is also a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 10 of 13

Second-Quarter 2013 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ second-quarter 2013 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package.

Williams and Williams Partners L.P. will host a joint Q&A live webcast on Thursday, Aug. 1, at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 490-2763. International callers should dial (719) 457-2710. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The company plans to file its second-quarter 2013 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, adjusted segment profit + DD&A, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted segment profit + DD&A, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

This press release also includes adjusted EBITDA for Access Midstream Partners, LP that is a non-GAAP financial measure, for which further description and reconciliation to the nearest GAAP measure may be found in ACMP’s press release dated July 30, 2013.

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 11 of 13

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas, NGL production of more than 200,000 barrels per day and domestic olefins production capacity of 1.35 billion pounds of ethylene and 90 million pounds of propylene per year. Williams owns approximately 68 percent of Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. Williams also owns Canadian operations and certain domestic olefins pipelines assets, as well as a significant investment in Access Midstream Partners, L.P. (NYSE: ACMP), a midstream natural gas services provider. The company’s headquarters is in Tulsa, Okla. For more information, visit www.williams.com, where the company routinely posts important information.

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and olefins prices, supply and demand.

—	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 12 of 13

—	Availability of supplies, market demand and volatility of prices;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors and the effects of competition;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards and unforeseen interruptions;

—	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

—	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

—	Risks associated with weather and natural phenomena, including climate conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 27, 2013, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

###

Williams (NYSE:WMB) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 13 of 13

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2013

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$287	$133	$152	$151	$723	$162	$149	$311

Income (loss) from continuing operations—diluted earnings per common share	$0.47	$0.21	$0.25	$0.23	$1.15	$0.23	$0.22	$0.45

Adjustments:

Williams Partners
Acquisition and transition-related costs	$—	$19	$4	$2	$25	$—	$—	$—
Net loss (recovery) related to Eminence storage facility leak	1	—	1	—	2	—	(5)	(5)
Impairment of certain assets	—	—	6	—	6	—	—	—
Share of impairments at equity method investee	—	—	—	5	5	—	—	—
Loss related to Geismar furnace fire	—	—	4	1	5	—	—	—
Gain on sale of certain assets	—	(6)	—	—	(6)	—	—	—
Litigation settlement gain	—	—	—	—	—	(6)	—	(6)
Loss related to Geismar incident	—	—	—	—	—	—	6	6

Total Williams Partners adjustments	1	13	15	8	37	(6)	1	(5)

Access Midstream Partners
Gain associated with ACMP equity issuance	—	—	—	—	—	—	(26)	(26)

Total Access Midstream Partners adjustments	—	—	—	—	—	—	(26)	(26)

Other
Gain from Venezuela investment	(53)	—	—	—	(53)	—	—	—

Total Other adjustments	(53)	—	—	—	(53)	—	—	—

Adjustments included in segment profit (loss)	(52)	13	15	8	(16)	(6)	(25)	(31)

Adjustments below segment profit (loss)
Reorganization-related costs	—	6	6	12	24	2	—	2
Gain from Venezuela investment—related interest—Other	(10)	—	—	—	(10)	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	—	(3)	(2)	(2)	(7)	(13)	(13)	(26)
Allocation of adjustments to noncontrolling interests	—	(6)	(5)	(5)	(16)	5	4	9

	(10)	(3)	(1)	5	(9)	(6)	(9)	(15)

Total adjustments	(62)	10	14	13	(25)	(12)	(34)	(46)
Less tax effect for above items	11	(6)	(6)	(5)	(6)	1	10	11

Adjustments for tax-related items	—	1	1	1	3	1	4	5

Adjusted income from continuing operations available to common stockholders	$236	$138	$161	$160	$695	$152	$129	$281

Adjusted diluted earnings per common share [1]	$0.39	$0.22	$0.25	$0.25	$1.11	$0.22	$0.19	$0.41

Weighted-average shares—diluted (thousands)	600,520	626,620	632,019	642,527	625,486	687,143	686,924	686,855

[1]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$677	$667	$675	$710	$2,729	$706	$721	$1,427
Product sales	1,342	1,179	1,077	1,159	4,757	1,104	1,046	2,150

Total revenues	2,019	1,846	1,752	1,869	7,486	1,810	1,767	3,577

Costs and expenses:
Product costs	957	900	771	868	3,496	790	801	1,591
Operating and maintenance expenses	230	275	261	261	1,027	260	291	551
Depreciation and amortization expenses	168	181	196	211	756	201	198	399
Selling, general and administrative expenses	129	149	137	156	571	132	123	255
Other (income) expense - net	8	9	14	(7)	24	1	4	5

Total costs and expenses	1,492	1,514	1,379	1,489	5,874	1,384	1,417	2,801

Equity earnings (losses)	31	27	30	23	111	18	38	56
Income (loss) from investments	52	(1)	—	(2)	49	(1)	25	24
General corporate expenses	40	50	43	55	188	44	43	87

Total segment profit (loss)	650	408	446	456	1,960	487	456	943

Reclass equity earnings (losses)	(31)	(27)	(30)	(23)	(111)	(18)	(38)	(56)
Reclass income (loss) from investments	(52)	1	—	2	(49)	1	(25)	(24)
Reclass general corporate expenses	(40)	(50)	(43)	(55)	(188)	(44)	(43)	(87)

Operating income (loss)	527	332	373	380	1,612	426	350	776
Equity earnings (losses)	31	27	30	23	111	18	38	56
Interest incurred	(141)	(140)	(140)	(147)	(568)	(152)	(151)	(303)
Interest capitalized	10	12	11	26	59	24	24	48
Other investing income—net	69	3	3	2	77	13	39	52
Other income (expense)—net	(4)	3	—	(1)	(2)	(2)	2	—

Income (loss) from continuing operations before income taxes	492	237	277	283	1,289	327	302	629
Provision (benefit) for income taxes	133	71	77	79	360	96	102	198

Income (loss) from continuing operations	359	166	200	204	929	231	200	431
Income (loss) from discontinued operations	136	(1)	3	(2)	136	(1)	(8)	(9)

Net income (loss)	495	165	203	202	1,065	230	192	422
Less: Net income attributable to noncontrolling interests	72	33	48	53	206	69	50	119

Net income (loss) attributable to The Williams Companies, Inc.	$423	$132	$155	$149	$859	$161	$142	$303

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$287	$133	$152	$151	$723	$162	$149	$311
Income (loss) from discontinued operations	136	(1)	3	(2)	136	(1)	(7)	(8)

Net income (loss)	$423	$132	$155	$149	$859	$161	$142	$303

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.47	$0.21	$0.25	$0.23	$1.15	$0.23	$0.22	$0.45
Income (loss) from discontinued operations	0.23	—	—	—	0.22	—	(0.01)	(0.01)

Net income (loss)	$0.70	$0.21	$0.25	$0.23	$1.37	$0.23	$0.21	$0.44

Weighted-average number of shares used in computations (thousands)	600,520	626,620	632,019	642,527	625,486	687,143	686,924	686,855

Common shares outstanding at end of period (thousands)	595,271	626,563	627,093	681,310	681,310	682,591	683,063	683,063
Market price per common share (end of period)	$30.81	$28.82	$34.97	$32.74	$32.74	$37.46	$32.47	$32.47

Common dividends per share	$0.25875	$0.300	$0.3125	$0.325	$1.19625	$0.33875	$0.3525	$0.69125

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of GAAP “Segment Profit (Loss)” to Non-GAAP “Adjusted Segment Profit (Loss)” and “Adjusted Segment Profit + DD&A”

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Segment profit (loss):

Williams Partners	$551	$391	$429	$441	$1,812	$456	$403	$859
Williams NGL & Petchem Services	40	16	16	27	99	36	22	58
Access Midstream Partners	—	—	—	—	—	—	29	29
Other	59	1	1	(12)	49	(5)	2	(3)

Total segment profit (loss)	$650	$408	$446	$456	$1,960	$487	$456	$943

Adjustments:

Williams Partners	$1	$13	$15	$8	$37	$(6)	$1	$(5)
Williams NGL & Petchem Services	—	—	—	—	—	—	—	—
Access Midstream Partners	—	—	—	—	—	—	(26)	(26)
Other	(53)	—	—	—	(53)	—	—	—

Total segment adjustments	$(52)	$13	$15	$8	$(16)	$(6)	$(25)	$(31)

Adjusted segment profit (loss):

Williams Partners	$552	$404	$444	$449	$1,849	$450	$404	$854
Williams NGL & Petchem Services	40	16	16	27	99	36	22	58
Access Midstream Partners	—	—	—	—	—	—	3	3
Other	6	1	1	(12)	(4)	(5)	2	(3)

Total adjusted segment profit (loss)	$598	$421	$461	$464	$1,944	$481	$431	$912

Depreciation and amortization (DD&A):

Williams Partners	$159	$171	$185	$199	$714	$190	$185	$375
Williams NGL & Petchem Services	4	3	6	7	20	7	6	13
Access Midstream Partners*	—	—	—	—	—	17	15	32
Other	5	7	5	5	22	4	7	11

Total depreciation and amortization	$168	$181	$196	$211	$756	$218	$213	$431

Adjusted segment profit (loss) + DD&A

Williams Partners	$711	$575	$629	$648	$2,563	$640	$589	$1,229
Williams NGL & Petchem Services	44	19	22	34	119	43	28	71
Access Midstream Partners	—	—	—	—	—	17	18	35
Other	11	8	6	(7)	18	(1)	9	8

Total adjusted segment profit (loss) + DD&A	$766	$602	$657	$675	$2,700	$699	$644	$1,343

*	DD&A adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other investing income—net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$673	$664	$668	$704	$2,709	$701	$715	$1,416
Product sales	1,295	1,153	1,049	1,114	4,611	1,055	1,012	2,067

Total revenues	1,968	1,817	1,717	1,818	7,320	1,756	1,727	3,483
Segment costs and expenses:
Product costs	974	907	781	864	3,526	798	810	1,608
Operating and maintenance expenses	220	264	252	251	987	246	279	525
Depreciation and amortization expenses	159	171	185	199	714	190	185	375
Selling, general, and administrative expenses	88	99	90	92	369	81	81	162
Other (income) expense—net	6	12	10	(5)	23	3	4	7

Total segment costs and expenses	1,447	1,453	1,318	1,401	5,619	1,318	1,359	2,677
Equity earnings	30	27	30	24	111	18	35	53

Reported segment profit	551	391	429	441	1,812	456	403	859
Adjustments	1	13	15	8	37	(6)	1	(5)

Adjusted segment profit	$552	$404	$444	$449	$1,849	$450	$404	$854

Operating statistics
Interstate Transmission
Throughput (Tbtu)	927.0	779.5	818.6	907.5	3,432.6	1,046.6	850.0	1,896.6
Avg. daily transportation volumes (Tbtu)	10.2	8.5	8.9	9.9	9.4	11.6	9.3	10.5
Avg. daily firm reserved capacity (Tbtu)	11.7	11.6	11.7	12.0	11.7	12.3	11.9	12.1

Gathering and Processing*
Gathering volumes (Tbtu)	382	402	413	419	1,616	405	429	834
Plant inlet natural gas volumes (Tbtu)	405	403	415	422	1,645	389	408	797

Ethane equity sales (million gallons)	176	166	163	141	646	23	37	60
Non-ethane equity sales (million gallons)	132	129	138	138	537	123	128	251

NGL equity sales (million gallons)	308	295	301	279	1,183	146	165	311

Ethane margin ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.19	$0.03	$0.02	$0.03
Non-ethane margin ($/gallon)	$1.36	$1.17	$1.07	$1.08	$1.17	$0.97	$0.83	$0.90
NGL margin ($/gallon)	$0.79	$0.64	$0.55	$0.55	$0.64	$0.83	$0.64	$0.73

Ethane production (million gallons)	438	401	402	361	1,602	160	186	346
Non-ethane production (million gallons)	365	375	400	423	1,563	368	404	772

NGL production (million gallons)	803	776	802	784	3,165	528	590	1,118

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	284	250	263	261	1,058	246	211	457
Geismar ethylene margin ($/lb)	$0.18	$0.20	$0.22	$0.23	$0.21	$0.37	$0.33	$0.35

Equity investments—100%
Discovery NGL equity sales (million gallons)	20	16	17	19	72	19	18	37
Discovery NGL production (million gallons)	71	62	58	69	260	63	64	127
Laurel Mountain gathering volumes (Tbtu)	15	16	22	27	80	27	29	56
Overland Pass NGL transportation volumes (Mbbls)	13,968	12,843	12,527	11,904	51,242	7,402	11,151	18,553

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams NGL & Petchem Services

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee-based revenues	$—	$—	$2	$3	$5	$2	$1	$3
Olefin and NGL production sales	89	50	60	75	274	88	71	159

Total revenues	89	50	62	78	279	90	72	162

Segment costs and expenses:
Olefin and NGL production cost of goods sold	29	18	22	29	98	31	30	61
Operating and maintenance expenses	8	8	8	7	31	12	10	22
Selling, general and administrative expenses	5	6	6	9	26	4	5	9
Depreciation and amortization expenses	4	3	6	7	20	7	6	13
Other (income) expense—net	3	(1)	4	(1)	5	—	(1)	(1)

Total segment costs and expenses	49	34	46	51	180	54	50	104

Reported segment profit	40	16	16	27	99	36	22	58

Adjusted segment profit	$40	$16	$16	$27	$99	$36	$22	$58

Operating statistics
Canadian propylene sales volumes (million lbs)	41	30	42	40	153	35	36	71
Canadian NGL sales volumes (million gallons)*	47	26	39	53	165	55	45	100

* NGL products include: propane, normal butane, isobutane/butylene (butylene), and condensate.

Access Midstream Partners (UNAUDITED)
	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Equity earnings						$17	$18	$35
Less: Amortizations of equity investment basis differences						17	15	32

Total equity earnings						—	3	3
Other investing income—net						—	26	26

Reported segment profit						—	29	29
Adjustments						—	(26)	(26)

Adjusted segment profit						$—	$3	$3

Distributions received						$20	$22	$42

Capital Expenditures and Investments

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Williams Partners	$260	$524	$665	$663	$2,112	$608	$710	$1,318
Williams NGL & Petchem Services	64	65	62	203	394	100	85	185
Other	5	4	3	11	23	5	22	27

Total*	$329	$593	$730	$877	$2,529	$713	$817	$1,530

Purchase of businesses:
Williams Partners	$325	$1,724	$—	$—	$2,049	$—	$—	$—

Total	$325	$1,724	$—	$—	$2,049	$—	$—	$—

Purchase of investments:
Williams Partners	$48	$136	$98	$189	$471	$93	$89	$182
Other	—	—	—	2,180	2,180	—	6	6

Total	$48	$136	$98	$2,369	$2,651	$93	$95	$188

Summary:
Williams Partners	$633	$2,384	$763	$852	$4,632	$701	$799	$1,500
Williams NGL & Petchem Services	64	65	62	203	394	100	85	185
Other	5	4	3	2,191	2,203	5	28	33

Total	$702	$2,453	$828	$3,246	$7,229	$806	$912	$1,718

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$371	$628	$785	$971	$2,755	$732	$873	$1,605
Purchase of businesses	325	1,724	—	—	2,049	—	—	—
Purchase of investments	48	136	98	2,369	2,651	93	95	188

Total	$744	$2,488	$883	$3,340	$7,455	$825	$968	$1,793

*Increases to property, plant, and equipment	$371	$628	$785	$971	$2,755	$732	$873	$1,605
Changes in related accounts payable and accrued liabilities	(42)	(35)	(55)	(94)	(226)	(19)	(56)	(75)

Capital expenditures	$329	$593	$730	$877	$2,529	$713	$817	$1,530

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Depreciation and amortization:
Williams Partners	$159	$171	$185	$199	$714	$190	$185	$375
Williams NGL & Petchem Services	4	3	6	7	20	7	6	13
Other	5	7	5	5	22	4	7	11

Total	$168	$181	$196	$211	$756	$201	$198	$399

Other selected financial data:
Cash and cash equivalents	$1,100	$679	$996	$839	$839	$702	$824	$824
Total assets	$17,790	$20,267	$21,263	$24,327	$24,327	$24,816	$25,657	$25,657
Capital structure:
Debt
Commercial paper	$—	$—	$—	$—	$—	$—	$710	$710
Current	$329	$4	$2	$1	$1	$1	$1	$1
Noncurrent	$8,366	$9,033	$9,512	$10,735	$10,735	$10,610	$10,359	$10,359
Stockholders’ equity	$2,622	$2,961	$3,092	$4,752	$4,752	$4,795	$4,694	$4,694
Debt to debt-plus-stockholders’ equity ratio	76.8%	75.3%	75.5%	69.3%	69.3%	68.9%	70.2%	70.2%

2013 Forecast Guidance—Reported to Adjusted

	July 31 Guidance
	Reported	Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High	Items	Low — High
Segment profit	$1,601 — $1,731	$104	$1,705 — $1,835

Net interest expense	(540) — (550)	—	(540) — (550)

General corporate/other/rounding	(136) — (146)	(24)	(160) — (170)

Pretax income	925 — 1,035	80	1,005 — 1,115

Provision for income tax	(276) — (306)	(19)	(295) — (325)

Income from continuing operations	$649 — $729	$61	$710 — $790

Net income attributable to noncontrolling interests	(195) — (205)	(35)	(230) — (240)

Amounts attributable to Williams:

Income from continuing operations	$454 — $524	$26	$480 — $550

Diluted EPS	$0.66 — $0.76		$0.70 — $0.80

Segment Profit Guidance—Reported to Adjusted

	2013 Guidance	2014 Guidance	2015 Guidance
(Dollars in millions)	Midpoint	Midpoint	Midpoint
Reported segment profit:
Williams Partners (WPZ)	$1,535	$2,420	$2,805
Williams NGL & Petchem Services	85	110	200
Access Midstream Partners	46	43	85
Other	—	40	75

Total Reported segment profit	$1,666	$2,613	$3,165

Adjustments:
Williams Partners-Litigation settlement gain	$(6)
Williams Partners-Net loss (recovery) related to Eminence storage facility leak	(2)
Williams Partners-Loss related to Geismar incident	13
Williams Partners-Non-GAAP retiming of Geismar business interruption insurance claim	125	(125)
Williams NGL & Petchem Services
Access Midstream Partners-Gain associated with ACMP equity issuance	(26)
Other

Total Adjustments	$104	$(125)	$—

Adjusted segment profit:
Williams Partners (WPZ)	$1,665	$2,295	$2,805
Williams NGL & Petchem Services	85	110	200
Access Midstream Partners	20	43	85
Other	—	40	75

Total Adjusted segment profit	$1,770	$2,488	$3,165

Depreciation and amortization (DD&A):
Williams Partners (WPZ)	$815	$905	$1,005
Williams NGL & Petchem Services	35	45	65
Access Midstream Partners*	65	60	60
Other	20	20	20

Total depreciation and amortization	$935	$1,030	$1,150

* Amortization adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Adjusted segment profit + DD&A
Williams Partners (WPZ)	$2,480	$3,200	$3,810
Williams NGL & Petchem Services	120	155	265
Access Midstream Partners	85	103	145
Other	20	60	95

Total adjusted segment profit + DD&A	$2,705	$3,518	$4,315

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

	2013 Guidance	2014 Guidance	2015 Guidance
(Dollars in millions, except earnings per share)	Midpoint	Midpoint	Midpoint

Reported income from continuing operations	$489	$851	$1,095

Adjustments—pretax	45	(84)	—

Less taxes	(19)	32	—

Adjustments—after tax	26	(52)	—
Adjusted income from continuing ops	$515	$799	$1,095

Adjusted diluted EPS	$0.75	$1.15	$1.55

Note: All amounts attributable to Williams